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                                                                  EXHIBIT 23.1



[KPMG PEAT MARWICK LLP LETTERHEAD]




                              ACCOUNTANTS' CONSENT



The Board of Directors
Special Devices, Incorporated:


We consent to incorporation by reference in the registration statement
(No. 33-64536) on Form S-8 of Special Devices, Incorporated of our report dated December 22, 1997, relating to the consolidated balance sheets of Special Devices, Incorporated and subsidiaries as of October 31, 1997 and 1996, and related consolidated statements of earnings, retained earnings, and cash flows for each of the years in the three-year period ended October 31, 1997, which report appears in the October 31, 1997 annual report on Form 10-K of Special Devices, Incorporated.


                                                /s/ KPMG Peat Marwick LLP

                                                    KPMG Peat Marwick LLP

Los Angeles, California
January 23, 1998